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                                                                   EXHIBIT 10.13

               THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED
                          GENERAL OPERATING AGREEMENT

THIS THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED GENERAL OPERATING AGREEMENT, is made effective the first day of August, 1994 by and between Clark Material Handling Company ("Clark") and Clark Credit Corporation ("Credit").

                              STATEMENT OF PURPOSE

Clark and Credit are parties to the Second Amended and Restated General Operating Agreement dated November 29, 1990 as amended by that First Amendment to the Second Amended and Restated General Operating Agreement dated October 30, 1992 and further amended by that certain Second Amendment to the Second Amended and Restated General Operating Agreement dated April 15, 1994 (the "Operating Agreement") which sets forth the terms and conditions applicable to the financing by Credit of products manufactured or distributed by Clark. The purpose of this Third Amendment is to modify the operating Agreement by deleting certain services required to be performed by Clark and the corresponding fees to be paid by Credit, as well as modifying certain volume fees payable by Credit.

NOW, THEREFORE, in consideration of the mutual promises contained herein, Clark and Credit hereby agree that the Operating Agreement is further amended as follows:

         1. Section 8 of the Operating Agreement captioned "Services of Clark" and consisting of Sections 8.1, 8.2 and 8.3, is hereby deleted in its entirety and replaced with the following:

                  (8) Volume Fees. In consideration of the financing business which may be generated by Credit as a result of this Agreement, Credit shall pay to Clark on the fifteenth day of each month an amount equal to .25% on the previous month's combined net volume of: (i) Rental Financing (excluding any such financing which relates to or comes under that certain Agreement dated 23 January 1987 between CRS and Clark, as successor-in-interest to Clark Equipment Company), and (ii) Retail Financing (the total of (i) - (ii) being hereafter referred to as "Finance Volume"). This .25% service fee percentage shall be applicable for the initial $100 million of Finance Volume during any calendar year. The fee percentage shall be increased to .30% for the Finance Volume in excess of $100 million during any calendar year.

         2. Except as herein specifically amended, the terms and conditions of the Operating Agreement as amended shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, Clark and Credit have executed this Third Amendment as of the date first set forth above.

CLARK MATERIAL HANDLING COMPANY                      CLARK CREDIT CORPORATION
("Clark")                                            ("Credit")


By                                                   By /s/
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Title                                                Title  President
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